EXHIBIT 10.55
February 24, 2006
Aventis Pharmaceuticals Inc.
300 Somerset Corporate Blvd.
Bridgewater, New Jersey 08807

Re:	Registration Rights Agreement dated as of June 20, 2001, by and among Introgen Therapeutics, Inc. (“Introgen”), Aventis Pharmaceuticals Inc. (“Aventis”) and Rhône-Poulenc Rorer International (Holdings), Inc. (the “Registration Rights Agreement”)
Gentlemen:
This letter sets forth our agreement with respect to Introgen’s obligations under Section 4.1(a) of the Registration Rights Agreement in connection with the registration of 4,322,369 shares (the “Shares”) of Common Stock of Introgen held by Aventis pursuant to a Registration Statement on Form S-3 (Registration No. 333-129687) (the “Registration Statement”) as requested by Aventis under the Registration Rights Agreement. Defined terms used herein but not otherwise defined shall have the meaning given such terms in the Registration Rights Agreement. In connection with the registration of the Shares, Introgen is required to keep the Registration Statement effective for a period of ninety (90) days or any lesser period of time in the event the distribution described in the Registration Statement has been fully completed. After such ninety (90) day period has expired and in the event Aventis still owns any of the Shares, Introgen shall use its commercially reasonable efforts to keep the Registration Statement effective until the earlier of (i) the first anniversary of the date that the Registration Statement becomes effective and (ii) the date that Aventis no longer owns any of the Shares. In consideration of the foregoing, during the time that the Registration Statement is effective, Aventis agrees that it shall notify Introgen in writing (i) within 10 business days of the end of each calendar quarter, the number of Shares sold by Aventis during such calendar quarter and (ii) within 10 business days of the date that it no longer owns any of the Shares. Except as amended by this letter agreement, all provisions of the Registration Rights Agreement shall remain in full force and effect. This letter agreement shall be governed in all respects by and in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
Please acknowledge your agreement with the foregoing by executing this letter agreement below.

Sincerely, INTROGEN THERAPEUTICS, INC.
By:	/s/ David G. Nance
David G. Nance, Chief Executive Officer

Agreed and acknowledged:
AVENTIS PHARMACEUTICALS INC.

By:	/s/ Joseph F. Haggerty	By:	/s/ Gregory Irace

Name:	Joseph F. Haggerty	Name:	Gregory Irace

Title:	Vice President and General Counsel	Title:	Chief Financial Officer